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                                                                     Exhibit 5.1


                                  July 19, 1999
AppliedTheory Corporation
40 Cutter Mill Road
Great Neck, NY 11021

Gentlemen:

                  We have acted as counsel to AppliedTheory Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, for the registration of 12,255,913 shares of the Company's common stock, $.01 par value per share (the "Shares"), that have been issued under the Company's 1996 Incentive Stock Option Plan (the "1996 Plan") and that may be issued upon exercise of stock options pursuant to the Company's 1999 Stock Option Plan, 1999 Employee Stock Purchase Plan and 1996 Incentive Stock Option Plan (collectively, the "Plans").

                  We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and officers of the Company and such other instruments as we have deemed necessary or appropriate as a basis for the opinions expressed below.

                  Based on the foregoing, we are of the opinion that:

                  1. the issuance of the Shares upon exercise of options granted under the Plans has been lawfully and duly authorized;

                  2. the Shares that have been issued and delivered under the 1996 Plan are legally issued, fully paid and nonassessable; and

                  3. the Shares that may be issued and delivered in accordance with the terms of the Plans against payment therefor of the applicable exercise price will be legally issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                Very truly yours,

                                DEWEY BALLANTINE LLP